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                                                         EXHIBIT 99.1

         CUBIST PHARMACEUTICALS, INC. APPOINTS SCOTT M. ROCKLAGE, PH.D.,
                       CHAIRMAN OF THE BOARD OF DIRECTORS


            CAMBRIDGE, MASS., MARCH 8, 2000-- Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today announced that it appointed Scott M. Rocklage, Ph.D., 45, Chairman of the Board of Directors. Dr. Rocklage is currently president and chief executive officer of the company.

            Dr. Rocklage will assume this position immediately from the current chairman, John K. Clarke, who will remain on the board of directors.

            Dr. Rocklage has been a member of the company's board and its president and chief executive officer since July 1994. From 1990-94 he served as president and chief executive officer of Nycomed Salutar, Inc., a diagnostic imaging company. From 1992-94 he also served as president, chief executive officer and chairman of Nycomed Interventional, Inc., a medical device company. From 1986-90 Dr. Rocklage held various positions at Nycomed Salutar, Inc., and was responsible for designing and implementing research and development programs that resulted in three drug products in human clinical trials, including the approved drugs Omniscan and Teslascan. Dr. Rocklage received his Ph.D. in chemistry from the Massachusetts Institute of Technology and his B.S. in chemistry from the University of California, Berkeley.

            Cubist Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the research, development and commercialization of novel antimicrobial drugs to combat serious and life threatening bacterial and fungi infections. Cubist is evaluating the efficacy and safety of daptomycin in the EDGE-TM- (Evaluation of Daptomycin in Gram-positive Entities) clinical trial program. Cubist is engaged in strategic partnerships with Novartis Pharma AG, Merck & Co., Inc. and Bristol-Myers Squibb for the discovery and development of novel antiinfective products, and has formed biotechnology alliances with Helios, Inc. and Neurogen Corporation.

            CUBIST SAFEHARBOR STATEMENT
            ---------------------------
            STATEMENTS CONTAINED HEREIN THAT ARE NOT HISTORICAL FACTS MAY BE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934) THAT ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (I) THE COMPANY'S ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES AND COMMERCIALIZATION; (II) THE COMPANY'S ABILITY TO OBTAIN REQUIRED GOVERNMENTAL APPROVALS; (III) THE COMPANY'S ABILITY TO ATTRACT AND/OR MAINTAIN MANUFACTURING, SALES, DISTRIBUTION AND MARKETING PARTNERS; AND (IV) THE COMPANY'S ABILITY TO DEVELOP AND COMMERCIALIZE ITS PRODUCTS BEFORE ITS COMPETITORS. ADDITIONAL FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS IS CONTAINED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE FACTORS DISCUSSED UNDER THE CAPTION "RISK FACTORS" IN THE COMPANY'S RESALE REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-96365) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2000.

      For additional information, visit the Company's Internet web site at http://www.cubist.com or http://www.noonanrusso.com.